USANA, INC. [LOGO]

                            3838 West Parkway Blvd.
                       Salt Lake City, Utah  84120-6336
                                (801) 954-7100

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 1997

To the Shareholders:

     Notice is hereby given that the Annual Meeting of the Shareholders of USANA, Inc. ("the Company") will be held at the Hilton Hotel, 150 West 500 South, Salt Lake City, Utah on Thursday, May 29, 1997, at 10:00 a.m., Mountain Daylight Savings Time, for the purposes discussed in the following pages and which are made part of this Notice:

   1. To elect five directors to serve for one year each, until the next annual meeting of shareholders and until his or her successor is elected and shall qualify;

   2. To approve the Board of Directors' selection of Grant Thornton LLP, as the Company's independent public accountants; and

   3. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on April 9, 1997, as the record date for the determination of shareholders having the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 3838 West Parkway Blvd., Salt Lake City, Utah, during the ten days prior to the meeting.

     You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, appropriate postage must be affixed. Your proxy is revocable at any time before the meeting.

                                          By Order of the Board of Directors,
                                          /S/ Myron Wentz
                                          Dr. Myron Wentz, Chairman

Salt Lake City, Utah
April 25, 1997

                              USANA, INC. [LOGO]
                           3838 West Parkway Blvd.
                       Salt Lake City, Utah  84120-6336
                                (801) 954-7100

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited by the Board of Directors of USANA, Inc. ("USANA" or the "Company") for use in voting at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 150 West 500 South, Salt Lake City, Utah on Thursday, May 29, 1997, at 10:00 a.m., Mountain time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, and FOR ratification of the selection of Grant Thornton LLP as the independent auditors of the Company. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

     The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company.

     The close of business on April 9, 1996, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 6,355,119 shares of the Company's common stock outstanding and entitled to vote. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

     This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about April 25, 1997.

                     PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no less than three. Presently the Company's Board of Directors consists of five members, all of whom are nominees for election or reelection at the Annual meeting. Each director elected at the Annual meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

     The nominees for the Board of Directors are Myron Wentz, Ph.D., David A. Wentz, Ronald S. Poelman, Suzanne Winters, Ph.D. and Robert Anciaux. The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

     Myron Wentz, Ph.D., 56, has been the President and Chairman of the Board of Directors of the Company since its inception. From 1969 to 1973, Dr. Wentz served as Director of Microbiology for Methodist Medical Center, Proctor Community Hospital, and Pekin Memorial Hospital, all in Peoria, Illinois. Dr. Wentz received a Ph.D. in microbiology with an emphasis in immunology from the University of Utah, an M.S. in microbiology from the University of North Dakota, and a B.S. in biology from North Central College, Naperville, Illinois. Dr. Wentz founded Gull Laboratories, Inc. ("Gull"), the former parent of USANA, in 1973, and retains the position of Chairman of the Board of that company. Gull develops, manufactures and sells medical diagnostic test kits and related products.

     David A. Wentz, 26, received a B.S. degree in bioengineering from the University of California, San Diego in 1993. Mr. Wentz served with the Company first on a part-time basis and then was employed by the Company full time in 1994. He has served as a director of the Company since its spinoff from Gull in 1993. From 1994 until 1995, he served as Vice President and Executive Vice President of the Company. David A. Wentz is the son of Dr. Myron Wentz.

     Ronald S. Poelman, 43, has been a member of the Company's Board of Directors since 1995. He currently is a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Corporate Finance Group. Prior to joining Jones, Waldo, Holbrook & McDonough in 1993, Mr. Poelman was a shareholder at the Salt Lake City law firm of Parsons, Behle & Latimer from 1989 to 1992. His specialty is corporate and securities law. Mr. Poelman received a B.A. in English from Brigham Young University and a J.D. from the University of California, Berkeley.

     Suzanne Winters, Ph.D., 43, joined the Board of Directors in July, 1996. Dr. Winters has been the State Science Advisor for the State of Utah since 1993. In that capacity, Dr. Winters advises the Governor and the State Legislature on matters related to science and technology and their applications to government, industry and public issues. From 1990 to 1993, Dr. Winters was the President of MC2 - Membranes and Coatings Consultants, Inc., a Salt Lake City, Utah-based business providing management services with respect to research and development for implantable, continuous, self-calibrating blood gas, pH, and electrolyte sensors and intravenous bubble oxygenators, and other technology-related management services. Dr. Winters received a doctorate degree in pharmaceutics from the University of Utah in 1986.

     Robert Anciaux, 51, is a resident of Brussels, Belgium. Mr. Anciaux was appointed to the Board in July, 1996. Since 1982, Mr. Anciaux has been self-employed as a venture capitalist in Europe, investing in various commercial, industrial and real estate venture companies in Belgium and abroad. Mr. Anciaux has been involved for a number of years as a shareholder of various companies that manage institutional or private investment funds. In some of these privately-held companies, Mr. Anciaux has also served as a director.

     Except for Dr. Wentz and his son David, there is no family relationship between any executive officer or director of the Company and any other executive officer or director.

     BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Company's Board of Directors took action at two duly noticed meetings of the Board during the fiscal year ended December 28, 1996 and acted on other occasions by unanimous written consent. Each director attended at least 75% of the Company's special meetings of the Board of Directors. The Board has an Audit Committee comprised of two outside directors of the Company, Mr. Poelman and Mr. Anciaux. The Board also has an Executive Committee, the members of which are Dr. Wentz, Mr. Wentz and Mr. Poelman. During fiscal 1996, the Audit Committee held one meeting, attended by both members of the Committee, and the Executive Committee held four meetings, attended by all members of that committee.

     All Directors received an initial grant of options to purchase shares pursuant to the 1995 Directors' Stock Option Plan (the "Director Plan") as described below. Except for the grant of options pursuant to the Director Plan, the Company's directors receive no fees or other compensation for their service on the Board meetings or otherwise participating in meetings of the Board, whether in person or by telephone, although the Company's policy is to reimburse directors for their out-of-pocket expenses incurred in connection with their services as directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR

                              EXECUTIVE OFFICERS

     In addition to the previously named directors and executive officers, the following individuals serve as executive officers of the Company:

     Dallin Larsen, 37, is the Company's Vice President of Sales. He has been employed by the Company since January 1993. He has been actively involved in network marketing since 1989 and, for seven years, served as president of a corporation that owned weight-loss clinics in several states. Mr. Larsen graduated from Brigham Young University with a B.S. degree in finance in 1986.

     John ("Jeb") McCandless, IV, 49, until his appointment as Vice President of Operations in 1996, was employed as the Director of Scientific Operations of the Company beginning in October, 1995. Before joining the Company, he was a consultant with Apogee Strategic Services, of Sandy, Utah from January
1994. From September 1987 to December 1993, Mr. McCandless was the President of Utah Biomedical Test Laboratory, located in Salt Lake City, Utah, where he supervised that company's business of contract research and scientific testing. He also served in Managerial positions in toxicology at both Atlantic Richfield Company in Los Angeles and at Biodynamics, Inc. in New Jersey. Mr. McCandless received a B.A. degree in zoology from the University of California, Santa Barbara, an M.S. in pathology from the University of Utah, and M.A. and M.B.A. degrees from Claremont Graduate School in California.

     Gilbert A. Fuller, 56, has served as the Vice President of Finance of the Company since June 1996. Prior to joining the Company, Mr. Fuller was the Executive Vice President of Winder Dairy, Inc., a regional commercial dairy operation located in Utah. From May 1991 through October 1993, Mr. Fuller was Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and network marketing distributor of personal care products located in Idaho. From July 1984 through January 1991, Mr. Fuller was the Vice President and Treasurer of Norton Company of Worcester, Massachusetts, a multi-national manufacturer of ceramics and abrasives. Mr. Fuller is a Certified Public Accountant and holds a B.S. degree in accounting and a M.B.A. degree from the University of Utah.

     Mark Petersen, 46, was promoted to the position of Vice President of International Development in October 1996 after joining the Company in July 1996. He has worked with Carlson Financial Services in Denver, Colorado, NuSkin International, Inc., Provo, Utah and most recently as International Vice President of Franklin Quest, Co., Salt Lake City, Utah. At NuSkin and Franklin Quest, Mr. Petersen was involved with creating, building and managing corporate operations in Asia, Europe, Canada, Latin America and the South Pacific. Mr. Petersen holds a B.A. degree from the University of Colorado and a J.D. degree from Brigham Young University.

     In addition to the directors and executive officers identified above, the following individuals are significant employees who supervise or oversee research and development and marketing of products.

     Dr. Timothy Wood, 48, is Director of Research and Development for USANA. In this position, he coordinates the Company's activities in product development and technical product support. Dr. Wood holds a Ph.D. in biology from Yale University and an MBA in technology management from the Gore School of Business at Westminster College.

     Dr. John McDonald, 61, is Senior Scientist at the Company and is responsible for new product formulation, research and provides expert advise to technical services. He has been with the Company since its inception as a Gull division in 1990. Dr. McDonald holds a Ph.D. from the University of Utah in experimental biology, and received his training from the Department of Pathology at the University of Utah Medical School.

                            EXECUTIVE COMPENSATION

     The Company's President and Chief Executive Officer, Dr. Wentz, has served in those positions since 1992. Dr. Wentz receives no salary or other compensation for his services to the Company. The following table summarizes the compensation of the Chief Executive Officer of the Company during fiscal year 1996 and the only executive officer of the Company who earned $100,000 or more during the last fiscal year of the Company and the amounts earned by each of them during the past three fiscal years:

                                   Summary Compensation Table

                              Annual Compensation

                        -------------------------------------------------------
                                                                    Other           Long-term
Name                                                 Annual         Compensation    All other
and                                                  Compensa-      Awards of       Compensa-
Principal                  Salary       Bonus        tion           Stock Options   tion
Position          Year     ($)          ($)          ($)            (#)             ($)
---------------   ------   ---------    ----------   -------------  -------------   ---------
Dr. Myron Wentz
CEO/President     1994             0             0             0              0         0
                  1995             0             0             0              0         0
                  1996             0             0             0              0         0

Dallin Larsen
Vice President    1994        89,113           200             0              0     1,625[3]
Sales             1995       131,834         9,849         5,354[1]     140,000[2]  3,125[3]
                  1996       134,615         8,678         6,757[1]           0     3,125[3]

----------------------------------

   [1] Represents the approximate value of the employee's use of a Company-owned car.

   [2] Shares subject to issuance upon exercise of options granted under a compensation plan.

   [3] Represents the Company's matching contribution to employee's 401(k) plan.

Stock Option Grants in Fiscal 1996

     The Company did not grant any stock options or stock appreciation rights ("SARs") to the above named executive officers in fiscal 1996.

Exercises of Stock Options in Fiscal 1996

     The following table sets forth certain information concerning the exercise of options by the officers named in the Summary Compensation Table, above, during fiscal 1996:

                               Aggregated Option Exercises in Fiscal Year 1996
                                      and Fiscal Year-End Option Values
                           -------------------------------------------------------------

(a)              (b)             (c)              (d)                        (e)
                                                  Number of Securities       Value of Unexercised
                                                  Underlying Unexercised     In-the-Money
                                                  Options At                 Options At
                 Shares           Value           December 28, 1996          December 28, 1996
                 Acquired on      Realized        (#)                        ($)
Name             Exercise (#)     ($)             Exercisable/Unexercisable  Exercisable/Unexercisable
---------------  ------------     ------------    -------------------------  -------------------------

Dr. Myron Wentz            0              0                 0/0                        0/0
Dallin Larsen         20,000        459,000                 0/120,000                  0/1,778,400[1]

------------------------

     (1) The aggregate dollar value of the in-the-money unexercised options held at December 28, 1996 is calculated as the difference between the fair market value of the securities underlying such options at December 28, 1996 ($17.87 per share) and the exercise price of $3.05 per share.

Compensation Plans

     At the Annual Meeting of shareholders in 1995, the Company's shareholders approved the Company's 1995 Long-Term Stock Investment and Incentive Plan (the "Incentive Plan") and the Director's Stock Option Plan (the "Director Plan").

1995 Long-Term Stock Investment and Incentive Plan

     The Incentive Plan provides for the award of incentive stock options to key employees and the award of nonqualified stock options, stock appreciation rights, bonus rights, and other incentive grants to employees and certain non-employees (but not Directors who also serve as members of the committee that administers the Incentive Plan) who have important relationships with the Company or its subsidiaries. 1,400,000 shares are available for issuance pursuant to awards granted under the Incentive Plan. The Executive Committee of the Board of Directors presently acts as the committee that administers the Incentive Plan (the "Plan Committee").

     Stock Option Grants.   The Plan Committee may grant Incentive Stock
Options ("ISOs") and Non-Statutory Stock Options ("NSOs") under the Incentive Plan. With respect to each option grant, the Plan Committee will determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised (including whether the option will be subject to any vesting requirements and whether there will be any conditions precedent to exercise of the option), and the other terms and conditions of the option.

     Stock Appreciation Rights ("SARs") may be granted under the Incentive Plan. Each SAR entitles the holder, upon exercise, to receive from the Company an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR, may be made in Common Stock, in cash, or in any combination of Common Stock and cash. No SARs have been granted under the Incentive Plan.

     Restricted Stock.   The Plan Committee may issue shares of Common Stock
under the Incentive Plan subject to the terms, conditions, and restrictions determined thereby. Upon the issuance of restricted stock the number of shares reserved for issuance under the Incentive Plan will be reduced by the number of shares issued. No restricted shares have been granted under the Incentive Plan.

     Cash Bonus Rights. The Plan Committee may grant cash bonus rights under the Incentive Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares issued under the Incentive Plan. No bonus rights have been granted under the Incentive Plan.

     Changes in Capital Structure. The Incentive Plan provides that if the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Plan Committee in the number and kind of shares available for grants under the Incentive Plan. In addition, the Incentive Plan Committee will make appropriate adjustments in the number and kind of shares as to which outstanding options will be exercisable. In the event of a merger, consolidation or other fundamental corporate transformation, the Board may, in its sole discretion, permit outstanding options to remain in effect in accordance with their terms; to be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or to be exercised, to the extent then exercisable, during a period prior to the consummation of the transaction established by the Plan Committee or as may otherwise be provided in the Incentive Plan.

   During the fiscal year ended December 28, 1996, the Company granted options to employees and consultants under the Incentive Plan for the purchase of a total of 425,000 shares of the Company's common stock. As of the end of fiscal 1996, there were options outstanding under the Incentive Plan for the purchase of an aggregate of 775,000 shares of common stock. As of March 1, 1997, the Plan Committee adjusted the exercise price of options covering approximately 400,000 shares of common stock under the Incentive Plan, as well as options for 125,000 shares granted during fiscal 1996 to two new directors of the Company under the Director Plan described below. These options had previously been granted under the two plans at exercise prices ranging from $17.93 to $21.04 per share. The adjustment was made to bring the exercise prices more closely in line with the current market price of the Company's common stock. The new exercise price of these options is $15.66 per share and was based on the average market price quoted for the Company's common stock for the five days preceding March 1, 1997, as reported by Nasdaq. No options held by the executive officers named in the "Summary Compensation Table," above, were affected by this repricing.

Remuneration of Directors

Director Plan

     The Director Plan provides for the award of options to purchase Common Stock to directors of the Company to attract, reward, and retain the best available personnel to serve as directors and to provide added incentive to such persons by increasing their ownership interest in the Company.

     Administration The Director Plan is administered by the Executive Committee of the Board of Directors of the Company (the "Committee"). Subject to the requirements of the Director Plan, the Committee has the authority to, among other things, interpret the Director Plan and prescribe, amend, and rescind rules and regulations relating thereto, and make all determinations deemed necessary or advisable to administer the Director Plan. No Director may vote on any action by the Board with respect to any matter relating to an award held by such Director. The Director Plan is intended to comply with and is administered in accordance with Rule 16b-3 adopted under the Exchange Act.

     Eligibility Options may be awarded under the Director Plan only to directors of the Company.

     Shares Available The total number of shares of Common Stock that may be issued pursuant to options under the Director Plan may not exceed 600,000 shares. If any option awarded under the Director Plan is forfeited or not exercised, the shares that would have been issued upon the exercise of such option will again be available for purposes of the Director Plan.

     Term Unless earlier suspended or terminated by the Board, the Director Plan will continue in effect until the earlier of: (i) ten years from the date on which it is adopted by the Board, and (ii) the date on which all shares available for issuance under the Director Plan have been issued.

     Initial Award Persons who become directors after the Effective Date of the Director Plan receive an option to purchase 62,500 shares of Common Stock (the "Initial Award") upon such person's first election or appointment to the Board. A director may decline the award at his or her sole discretion. Dr. Wentz declined his initial grant. All other directors of the Company received a grant under this provision of the Director Plan.

     Vesting and Forfeiture. Options granted pursuant to an Initial Award vest at the rate of 12,500 shares per year over 5 years, beginning on the first anniversary after the date of the Initial Award. If a director is unable to continue his or her service as a director as a result of disability or death, unvested shares of such director immediately become vested as of the date of disability or death. In the event of a merger, consolidation or plan of exchange to which the Company is a party and in which the Company is not the survivor, or a sale of all or substantially all of the Company's assets, any unvested options will vest automatically upon the closing of such transaction.

     Status Before Exercise. The holder of an option will not be a shareholder of record with respect to any shares associated with an option until the exercise of such option. No director may transfer any option except by will or the laws of succession.

     During the fiscal year ended December 28, 1996, the Company's directors were not paid for attendance at director's meetings or otherwise compensated for their services as directors, except for the stock option grants described above under the Director Plan. The Company pays all expenses incurred by directors in connection with their attendance at or participation in board meetings or otherwise incurred in the scope of their duties. During 1996, options for the purchase of a total of 125,000 shares of stock were granted under the plan to the two new directors of the Company, Dr. Winters and Mr. Anciaux, under the Initial Award as described above. As of December 28, 1996, there were options outstanding under the Director Plan for the purchase of a total of 237,500 shares of common stock of the Company.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 16, 1997, the number of shares of the Company's common stock, no par value, of all persons known to the Company to be beneficial owners of more than five percent of the Company's voting securities and by the executive officers and directors of the Company individually and as a group. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of the Company's common stock listed for such person in the table.


Name/Address of 5%                        Number of Shares          Percent of Class [1]
Beneficial Owner,
Director, Officer
------------------------------            ------------------        ---------------------
Myron Wentz, Ph.D.                        3,957,116 [2]             62.3%
President and Chief Executive Officer
3838 West Parkway Blvd.
Salt Lake City, Utah 84120

Gull Holdings, Ltd.                       3,957,116                 62.3
5% Beneficial Owner
4 Finch Road
Douglas, Isle of Man

David Wentz                                  18,500 [3]               *
Director, Vice President
3838 West Parkway Blvd.
Salt Lake City, Utah 84120

Ronald S. Poelman                            12,500 [3]               *
Director
170 South Main Street, Suite 1500
Salt Lake City, Utah 84101

Suzanne Winters, Ph.D.                            0                   -
Director
Office of Planning and Budget
116 State Capitol Building
Salt Lake City, Utah 84114

Robert Anciaux                                    0                   -
Director
S.E.I.
Av Du Manoir 30
1410 Waterloo, Belgium

John ("Jeb") McCandless, IV                  20,000 [3]               *
Vice President
3838 W. Parkway Blvd.
Salt Lake City, Utah 84120

Gilbert A. Fuller                                 0                   -
Vice President
3838 W. Parkway Blvd.
Salt Lake City, Utah 84120

Dallin Larsen                                26,000 [3]               *
Vice President
3838 West Parkway Blvd.
Salt Lake City, Utah 84120

Mark Petersen                                     0                   -
Vice President
3838 W. Parkway Blvd.
Salt Lake City, Utah 84120

Officers and Directors
as a group (9 persons)                    4,034,116 [3]             63.5%
_________________________

   * Less than one percent. Officer and Director group total does not include duplicate entries.

     (1)  Percentages rounded to nearest one-tenth of one percent.
     (2) All shares held of record by Gull Holdings, Ltd. ("Holdings"), an Isle of Man company owned 100% by Dr. Wentz. Because of his control of Holdings, Dr. Wentz is deemed to be the beneficial owner of the shares owned of record by Holdings.

     (3) Includes shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of the date of this proxy statement.

             COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are also required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all
Section 16(a) forms which they file.

     Based solely upon a review of the forms and amendments thereto furnished to the Company under Rule 16a-3(e) during the fiscal year ended December 28, 1996, and with respect to such year, as well as certain representations of the officers and directors specified by such rule, the Company believes that all reports required to be filed pursuant to Section 16(a) were filed.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1995, Holdings, the Company's majority shareholder, agreed to arrange up to $2.5 million in financing to the Company to facilitate the purchase of real property and construction of the Company's new corporate headquarters and manufacturing facility. Pursuant to its agreement with the Company, Holdings agreed to provide direct funding and to secure a $3.0 million letter of credit to facilitate additional bank funding for the Company. In consideration for its capital contribution and assistance, Holdings was issued 952,381 shares of the Company's restricted common stock. Holdings assistance was required by the bank due to the Company's limited operating history. The Company also paid a $45,000 bank fee associated with the letter of credit.

     On July 27, 1995, Dr. Wentz conveyed to the Company a condominium property located in Salt Lake City, Utah (the "Condominium") in exchange for 11,996 shares of the Company's restricted common stock valued at approximately $31,500. The Company believes that such value constituted both the fair value of the Company's restricted stock and the fair value of the equity in the Condominium at the time of the exchange.

     In August 1995, after payment of mortgage debt and taxes of approximately $70,000, the Company sold the Condominium to David Wentz for the purchase price of $101,500, which was, in the Company's belief, the fair market value of the Condominium.

                 -----------------------------------------------

             PROPOSAL 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Grant Thornton LLP, as the independent public accountant to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 27, 1997. Grant Thornton LLP served as the Company's independent public accountant for the fiscal year ended December 31, 1995 and the fiscal year ended December 28, 1996.

     At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Grant Thornton LLP as the Company's independent accountant.

   THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS

     Representatives of Grant Thornton LLP, are expected to attend the 1997 Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

                                OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the 1997 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                               ANNUAL REPORT

     Copies of the Company's Annual Report on Form 10-KSB (including financial statements and financial statements schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company -
Attention: Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336.

     A copy of the Company's 1996 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

                           SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 1998 Annual Meeting of Shareholders must be received by the Company by December 27, 1997. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail - return receipt requested. The Board of Directors will review any proposal which is received by December 27, 1997, and determine whether it is a proper proposal to present to the 1998 Annual Meeting.

     The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                              By Order of the Board of Directors,

                              /S/ Myron Wentz
                              Dr. Myron Wentz, Chairman



Salt Lake City, Utah
April 25, 1997

                                  PROXY
                             USANA, INC. [LOGO]
                                USANA, INC.
                             a Utah corporation

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. Myron Wentz and Gilbert Fuller and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned as of April 9, 1997, at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 150 West 500 South, Salt Lake City, Utah on Thursday, May 29, 1997, at 10:00 a.m., Mountain Daylight Savings Time or at any adjournment thereof.

1.     Election of Directors.

     FOR           WITHHOLD AS TO ALL        FOR ALL EXCEPT
     / /                  / /                     / /

(INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

     Myron Wentz, Ph.D.           David Wentz          Ronald S. Poelman
     Suzanne Winters, Ph.D.       Robert Anciaux

2. To approve and ratify the selection of Grant Thornton LLP as the Company's independent accountants.

     FOR                AGAINST                 ABSTAIN
     / /                  / /                     / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

DATE:____________            ______________________________________________
                             Signature
                             ______________________________________________
                             Signature of co-tenant holder, if any

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY CO-TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE